UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 3, 2017
(Date of earliest event reported)

CELLECTAR BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3301 Agriculture Drive
Madison, WI 53716
(Address of principal executive offices)

(608) 441-8120
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER MATERIAL EVENTS

As previously reported, subsequent to the November 29, 2016 closing of our underwritten public offering of shares of common stock, series A convertible preferred stock and series C warrants to purchase shares of common stock pursuant to Registration Statement No. 333-214310, through December 16, 2016, 40 shares of series A preferred stock were converted into 2,666,680 shares of common stock increasing the number of outstanding shares of common stock to 9,634,988. Since that date through January 31, 2017, the remaining 28 shares of series A preferred stock were converted into additional 1,866,676 shares of common stock. As a result, there are no longer any preferred series A shares outstanding. On February 3, 2017, in accordance with the requirements for continued listing on the Nasdaq Capital Market, we filed a report with Nasdaq indicating that the number of shares of our common stock outstanding as of January 31, 2017 was 11,501,664.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2017	CELLECTAR BIOSCIENCES, INC.

	By:	/s/ Chad J. Kolean
Name: Chad J. Kolean
Title: Vice President and Chief Financial Officer

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